EXHIBIT 2.1

MASTER REORGANIZATION AGREEMENT

AMONG

PERMIAN RESOURCES OPERATING, LLC,

PRC NEWCO INC,

AND

PRC NEWCO II INC

Dated as of December 22, 2025

i

6.5	Entire Agreement	9
6.6	Severability	9

Exhibit A	Form of Share Surrender and Unit Exchange Agreement
Exhibit B	Form of Certificate of Merger
Exhibit C	Amended and Restated Certificate of Incorporation of PRC NewCo Inc
Exhibit D	Amended and Restated Bylaws of PRC NewCo Inc

ii

MASTER REORGANIZATION AGREEMENT

This MASTER REORGANIZATION AGREEMENT, dated as of December 22, by and among Permian Resources Corporation, a Delaware corporation (“Old PubCo”), PRC NewCo Inc, a Delaware corporation and a direct, wholly owned subsidiary of Old PubCo (“New PubCo”), PRC NewCo II Inc, a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub”), and Permian Resources Operating, LLC, a Delaware limited liability company (“OpCo”), and (each a “Party” and collectively the “Parties”).

WHEREAS, as of December 22, 2025, Old PubCo has the authority to issue 1,501,000,000 shares, consisting of (i) 1,000,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Old PubCo Class A Common Stock”), of which 744,923,609 shares are issued and outstanding, (ii) 500,000,000 shares of Class C Common Stock, par value $0.0001 per share (“Old PubCo Class C Common Stock”), of which 84,378,125 shares are issued and outstanding, and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share;

WHEREAS, as of the Effective Time (as defined below), New PubCo will have the authority to issue 1,501,000,000 shares, consisting of: (i) 1,000,000,000 shares of Class A Common Stock, par value $0.0001 per share (“New PubCo Class A Common Stock”), (ii) 500,000,000 shares of Class C Common Stock, par value $0.0001 per share (“New PubCo Class C Common Stock”), and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share;

WHEREAS, as of the date hereof, Merger Sub has the authority to issue 1,000 shares of common stock, par value $0.0001 per share (“Merger Sub Common Stock”), of which 100 shares are issued and outstanding on the date hereof and owned by New PubCo;

WHEREAS, as of the Effective Time, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the New PubCo Class A Common Stock and New PubCo Class C Common Stock will be the same as those of the Old PubCo Class A Common Stock and the Old PubCo Class C Common Stock, respectively;

WHEREAS, the Amended and Restated Certificate of Incorporation of New PubCo and the Bylaws of New PubCo, which will be in effect immediately following the Effective Time, shall contain provisions identical to the Fifth Amended and Restated Certificate of Incorporation of Old PubCo (the “Old PubCo Charter”) and the Second Amended and Restated Bylaws of Old PubCo (the “Old PubCo Bylaws”), in effect as of the date hereof and that will be in effect immediately prior to the Effective Time, respectively (other than as permitted by Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”));

WHEREAS, the board of directors of Old PubCo (the “Old PubCo Board”) and the Audit Committee of the Old PubCo Board (the “Audit Committee of Old PubCo”) has determined that it is in the best interests of Old PubCo and its stockholders for New PubCo, a newly formed corporation, to directly and indirectly conduct the business operations of Old PubCo and its subsidiaries as a new public holding company (the “Reorganization”);

WHEREAS, in order to effectuate the Reorganization, Old PubCo desires to reorganize into a holding company structure in accordance with Section 251(g) of the DGCL, whereby (i)

New PubCo will become a holding company by the merger of Merger Sub with and into Old PubCo, with Old PubCo surviving such merger as a direct, wholly owned subsidiary of New PubCo, (ii) each share of Old PubCo Class A Common Stock outstanding immediately prior to the Effective Time will be converted into one share of New PubCo Class A Common Stock with the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as a share of Old PubCo Class A Common Stock has immediately prior to the Effective Time, and (iii) each share of Old PubCo Class C Common Stock outstanding immediately prior to the Effective Time (and after giving effect to the Old PubCo Class C Share Surrender (as defined below)), will be converted into one share of New PubCo Class C Common Stock with the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as a share of Old PubCo Class C Common Stock has immediately prior to the Effective Time;

WHEREAS, in connection with the Reorganization, certain holders (the “Electing Holders”) of common units of OpCo (the “OpCo Units”) and corresponding shares of Old PubCo Class C Common Stock will enter into that certain Share Surrender and Unit Exchange Agreement, by and among such Electing Holders, New PubCo and Old PubCo, substantially in the form attached hereto as Exhibit A, pursuant to which: (i) immediately prior to the Effective Time, each Electing Holder will voluntarily surrender all of its shares of Old PubCo Class C Common Stock for no value (the “Old PubCo Class C Share Surrender”), which shares of Old PubCo Class C Common Stock will be subsequently cancelled as of immediately prior to the Effective Time and will not be exchanged for shares of New PubCo Class C Common Stock in the Merger (as defined below); and (ii) immediately after the Effective Time, each Electing Holder will exchange all of its OpCo Units for newly issued shares of New PubCo Class A Common Stock on a one-for-one basis (the “OpCo Unit Exchange” and, together with the Merger and the Old PubCo Class C Share Surrender, the “Transactions”);

WHEREAS, New PubCo and Merger Sub are newly formed corporations organized for the sole purpose of participating in the transactions herein contemplated and actions related thereto, own no assets (other than New PubCo’s ownership of Merger Sub and nominal capital) and have taken no actions other than those necessary or advisable to organize the corporations and to effect the transactions herein contemplated and actions related thereto;

WHEREAS, the Merger will constitute a “Reclassification Event” that is subject to the provisions of Section 11.01(g) of the Seventh Amended and Restated Limited Liability Company Agreement of OpCo, dated as of November 1, 2023 (the “Existing OpCo LLCA”);

WHEREAS, the Old PubCo Board, on behalf of Old PubCo and, in its capacity as the sole stockholder of New PubCo, on behalf of New PubCo, and the Audit Committee of Old PubCo have approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger;

WHEREAS, the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, (ii) resolved to submit the approval of the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, to New PubCo in its capacity as sole stockholder of Merger Sub, and (iii) resolved to recommend to New PubCo in its capacity as sole stockholder of Merger Sub that it approve the adoption of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger;

WHEREAS, prior to the execution of this Agreement, New PubCo, in its capacity as sole stockholder of Merger Sub, duly executed and delivered a stockholder consent, such consent to be effective immediately following the execution of this Agreement, adopting this Agreement pursuant to Section 228 of the DGCL;

WHEREAS, the board of directors of New PubCo has approved the cancellation of each share of capital stock of New PubCo that is held by Old PubCo immediately prior to the Effective Time, which shares shall be surrendered to New PubCo at the Effective Time; and

WHEREAS, immediately following the Effective Time, Old PubCo shall change its name to “Permian Resources Holdings Inc.” in order to enable New PubCo to change its name to “Permian Resources Corporation”.

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement constitute and be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and (ii) the Merger and the OpCo Unit Exchange, taken together, qualify as a transaction described in Section 351 of the Code (the “Intended Tax Treatments”).

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Old PubCo, New PubCo and Merger Sub hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time and after giving effect to the Old PubCo Class C Share Surrender, in accordance with Section 251(g) of the DGCL, Merger Sub shall merge with and into Old PubCo (such merger, the “Merger”), whereupon the separate corporate existence of Merger Sub shall cease, and Old PubCo shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) as a direct, wholly owned subsidiary of New PubCo. At the Effective Time, the Merger shall have the effects specified herein and in Section 259 of the DGCL. From and after the Effective Time, by virtue of the Merger and without any further action by any other person, the Surviving Corporation shall possess all the rights, powers, privileges and franchises, and be subject to all of the obligations, liabilities, restrictions, disabilities and duties of, Old PubCo and Merger Sub, in each case, to the fullest extent provided under the DGCL.

1.2 Effective Time. Old PubCo shall file a certificate of merger, in substantially the form attached hereto as Exhibit B, executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware, and Old PubCo, New PubCo and

Merger Sub shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective as of such date and time as the Parties shall agree and specify in the certificate of merger and, in any event, after giving effect to the Old PubCo Class C Share Surrender (the date and time the Merger becomes effective being referred to herein as the “Effective Time”).

1.3 Certificate of Incorporation. At the Effective Time, the Old PubCo Charter shall be amended and restated in the Merger, in accordance with Section 251(g) of the DGCL, to read in its entirety as set forth on Exhibit C attached hereto and as so amended and restated, shall constitute the certificate of incorporation of the Surviving Corporation (the “Surviving Corporation Charter”), until thereafter amended as provided therein or by law.

1.4 Bylaws. The Parties shall take all necessary action such that, at the Effective Time, the Old PubCo Bylaws shall be amended and restated to read in their entirety as set forth on Exhibit D attached hereto and as so amended and restated, shall constitute the bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”), until thereafter amended as provided therein or by law.

1.5 Directors. The Parties shall take all necessary action such that the directors of Merger Sub in office immediately prior to the Effective Time shall, effective as of the Effective Time, be the directors of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their death, resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation Bylaws, or as otherwise provided by law. The Parties shall take all required action, if any, so that the directors of Old PubCo immediately prior to the Merger shall be the directors of New PubCo upon the Effective Time.

1.6 Officers. The Parties shall take all necessary action such that the officers of Merger Sub in office immediately prior to the Effective Time shall, effective as of the Effective Time, be the officers of the Surviving Corporation and will continue to hold office from the Effective Time until the earlier of their death, resignation or removal or until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Corporation Charter and Surviving Corporation Bylaws, or as otherwise provided by law.

1.7 OpCo LLCA. At the Effective Time, pursuant to Section 18-209 of the DLLCA and Section 16.03 of the Existing OpCo LLCA, the Existing OpCo LLCA shall be amended and restated to be in a form reasonably acceptable to the Parties and intended to reflect, among other technical and administrative updates, the substitution of New PubCo for Old PubCo as the entity which will issue its Class A Common Stock in connection with an exercise of the right to redeem OpCo Units following the transactions contemplated by this Agreement (the “New OpCo LLCA”), and, as so amended and restated, shall constitute the Limited Liability Company Agreement of OpCo, until thereafter amended as provided therein or by law.

1.8 OpCo Managing Member. New PubCo shall be designated as the managing member of OpCo upon the Effective Time and shall thereupon hold such position in accordance with the New OpCo LLCA until its successor is duly elected or appointed and qualified or until its earlier resignation or removal.

ARTICLE II

EFFECT OF THE MERGERS ON EQUITY INTERESTS OF OLD PUBCO AND MERGER SUB; MERGER CONSIDERATION

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of New PubCo, Merger Sub, Old PubCo or any holder of any securities thereof:

(a) Conversion of Old PubCo Class A Common Stock. Each share of Old PubCo Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class A Common Stock. Upon the Effective Time, any certificates representing shares of Old PubCo Class A Common Stock immediately prior to the Effective Time shall thereafter represent the shares of New PubCo Class A Common Stock into which such shares of Old PubCo Class A Common Stock were converted by virtue of the Merger.

(b) Conversion of Old PubCo Class C Common Stock. Each share of Old PubCo Class C Common Stock issued and outstanding immediately prior to the Effective Time, and after giving effect to the Old PubCo Class C Share Surrender, shall be converted into one validly issued, fully paid and nonassessable share of New PubCo Class C Common Stock. Upon the Effective Time, any certificates representing shares of Old PubCo Class C Common Stock immediately prior to the Effective Time shall thereafter represent the shares of New PubCo Class C Common Stock into which such shares of Old PubCo Class C Common Stock were converted by virtue of the Merger.

(c) Conversion of Merger Sub Common Stock. Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

(d) New PubCo Shares. Prior to the Effective Time, Old PubCo and New PubCo shall take any and all actions as are necessary to ensure that each share of capital stock of New PubCo that is held by Old PubCo immediately prior to the Effective Time shall be surrendered to New PubCo and cease to be outstanding at the Effective Time, and no payment shall be made therefor, and Old PubCo, by execution of this Agreement, agrees to forfeit such shares and relinquish any rights to such shares at the Effective Time.

2.2 No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available to any record or beneficial owner of shares of Old PubCo Class A Common Stock or Old PubCo Class C Common Stock in connection with the Merger.

ARTICLE III

ASSIGNMENT AND ASSUMPTION OF COMPENSATION PLANS AND AWARDS

3.1 Equity Plans and Awards. At the Effective Time, pursuant to this Agreement, Old PubCo will assign to New PubCo, and New PubCo will assume, sponsorship of (a) Old PubCo’s 2023 Long Term Incentive Plan (the “LTIP”) and (b) the Centennial Resource Development, Inc.

2019 Employee Stock Purchase Plan (the “ESPP” and, together with the LTIP, the “Equity Plans”), along with all of Old PubCo’s rights and obligations under the Equity Plans. At the Effective Time, pursuant to this Agreement, Old PubCo will transfer to New PubCo, and New PubCo will assume, (i) its rights and obligations under each stock option to purchase a share of Old PubCo Class A Common Stock (each, a “Stock Option”) and each right to acquire, receive or vest in a share of Old PubCo Class A Common Stock (each, a “Stock Award” and together with the Stock Options, the “Awards”) issued under the LTIP or granted by Old PubCo outside of the LTIP pursuant to NYSE Listing Rule 303A.08 that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time, which Awards shall be converted into a stock option to purchase or a right to receive or vest in, respectively, a share of New PubCo Class A Common Stock with the same rights and privileges relative to New PubCo that such share underlying such Stock Option or Stock Award had relative to Old PubCo immediately prior to the Effective Time on otherwise the same terms and conditions as were applicable immediately prior to the Effective Time, including, for Stock Options, at an exercise price per share equal to the exercise price per share for the applicable share of Old PubCo Class A Common Stock, except that (x) if applicable, dividend equivalents shall accrue with respect to the Awards in connection with New PubCo’s declaration and payment of a dividend in respect of its outstanding shares of New PubCo Class A Common Stock instead of with respect to Old PubCo’s declaration and payment of a dividend in respect of its outstanding shares of Old PubCo Class A Common Stock (and, for the avoidance of doubt, dividend equivalents that have accrued prior to the Effective Time, if any, shall not be affected), and (y) in the case of Stock Awards that are performance share units, with respect to the portion of the applicable performance period following the Effective Time, the total shareholder return metric shall be in reference to New PubCo Class A Common Stock instead of Old PubCo Class A Common Stock (and, for the avoidance of doubt, the other terms and conditions of with respect to the applicable performance metrics and the determination of achievement thereof shall not be affected, including the applicable performance period and that the performance during the portion of the applicable performance period prior to the Effective Time shall be taken into account in such determination); (ii) each (w) restricted stock grant notice and restricted stock agreement, (x) restricted stock unit grant notice and restricted stock unit agreement, (y) performance share unit grant notice and performance share unit agreement and (z) stock option grant notice and stock option agreement, in each case, evidencing then-outstanding Awards under the LTIP; and (iii) the then-remaining unallocated reserve of Old PubCo Class A Common Stock issuable under each of the LTIP and ESPP. At the Effective Time, the reserve of Old PubCo Class A Common Stock under each of the LTIP and ESPP, whether allocated to outstanding Awards or unallocated at that time, will be converted on a one-for-one basis into a reserve of shares of New PubCo Class A Common Stock, and New PubCo shall reserve such number of shares of New PubCo Class A Common Stock. Effective as of the Effective Time, New PubCo will become the successor issuer of securities under the LTIP and ESPP and will, as soon as practicable following the Effective Time, file a registration statement on Form S-8 covering each of the LTIP and ESPP. Old PubCo will, as soon as practicable following the Effective Time, file a post-effective amendment to each of the existing registration statements on Form S-8 covering each of the LTIP and ESPP, pursuant to which Old PubCo will deregister the reserve of Old PubCo Class A Common Stock issuable under each of the LTIP and ESPP. Effective as of the Effective Time, Old PubCo

hereby assigns to New PubCo, and New PubCo hereby assumes and agrees to perform, all rights and obligations of Old PubCo under the Existing OpCo LLCA related to such Awards.

3.2 Other Compensation Arrangements. At the Effective Time, pursuant to this Agreement, Old PubCo will assign to New PubCo, and New PubCo will assume, sponsorship of (a) Old PubCo’s Third Amended and Restated Severance Plan (the “Severance Plan”) and (b) Old PubCo’s Eighth Amended and Restated Non-Employee Director Compensation Program (the “NED Compensation Program”), along with all of Old PubCo’s rights and obligations under the Severance Plan and NED Compensation Program. New PubCo agrees to perform the Severance Plan in the same manner and to the same extent that Old PubCo would be required to perform if the transactions contemplated by this Agreement had not taken place. Each of the board of directors of Old PubCo (the “Old PubCo Board”) and the board of directors of New PubCo (the “New PubCo Board”) shall take such action as necessary such that, as of the Effective Time, the terms and conditions of compensation for members of the Old PubCo Board for their services on the Old PubCo Board (and any applicable committee(s) thereof), previously approved by the Old PubCo Board and as in effect immediately prior to the Effective Time (including, for the avoidance of doubt, the NED Compensation Program), shall no longer apply to such members for such services and shall instead apply to members of the New PubCo Board for their services on the New PubCo Board (and any applicable committee(s) thereof), and such terms and conditions shall otherwise remain unaffected, except that any portion of such compensation that is to be granted in the form of equity-based awards shall be granted in awards denominated with reference to shares of New PubCo Class A Common Stock instead of Old PubCo Class A Common Stock (and, for the avoidance of doubt, any awards that have previously been granted and are then outstanding shall be treated as described in Section 3.1). No later than the Effective Time, New PubCo shall adopt a Recovery Policy (as defined in NYSE Rule 303A.14) and an insider trading policy.

3.3 Section 16 Matters. Prior to the Effective Time, New PubCo and Old PubCo shall take all such steps as may be required to cause any transfers of shares of Old PubCo Class A Common Stock (including derivative securities) or acquisitions of New PubCo Class A Common Stock (including derivative securities) in connection with the Reorganization by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to Old PubCo, or will become subject to such reporting requirements with respect to New PubCo, to be exempt under Rule 16b-3 under the Exchange Act.

3.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Merger Sub or Old PubCo acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and Old PubCo, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and Old PubCo or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE IV

TAX MATTERS

4.1 Plan of Reorganization. This Agreement is intended to constitute, and the Parties adopt this Agreement as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

4.2 Intended Tax Treatments. The Parties shall use reasonable best efforts to cause the Transactions to qualify for the Intended Tax Treatments. None of the Parties shall take any action, or cause any action to be taken, which action could reasonably be expected to prevent or impede, the Transactions from qualifying for the Intended Tax Treatments. The Parties shall treat the Transactions as qualifying for the Intended Tax Treatments for U.S. federal (and applicable state and local) income tax purposes, file their applicable tax returns consistent therewith and, except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code, take no tax position inconsistent with the Intended Tax Treatments.

ARTICLE V

TERMINATION

5.1 Termination. This Agreement may be terminated, and the Merger and the other transactions provided for herein may be abandoned, at any time prior to the Effective Time, by the mutual consent of the Parties. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and none of the Parties nor their respective stockholders, members, directors or officers shall have any liability with respect to such termination or abandonment.

ARTICLE VI

GENERAL PROVISIONS

6.1 Amendments. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified by the mutual consent of the Parties by action by their respective boards of directors, except that, with respect to Old PubCo, such action shall be by the Audit Committee of Old PubCo; provided, however, that, no amendment shall be effected subsequent to the adoption of this Agreement by the sole stockholder of Merger Sub that by law requires further approval or authorization by the sole stockholder of Merger Sub or the stockholders of Old PubCo without such further approval or authorization. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.

6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and all such successors and permitted assigns shall be deemed to be a party hereto for all purposes hereof. No Party may assign, delegate, or otherwise transfer either this Agreement or any of their rights, interests, or obligations hereunder without the prior written consent of each of the other Parties.

6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws,

provisions or rules that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.4 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute collectively, one instrument. This Agreement may be validly executed and delivered by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the Parties consent to conduct the transactions contemplated hereunder by electronic mean.

6.5 Entire Agreement. This Agreement, together with the Exhibits, the other certificates, documents, instruments and writings referred to herein or delivered pursuant hereto constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. Each of the Parties acknowledges that no other Party, nor any agent or attorney of any other Party, has made any promise, representation or warranty whatsoever not contained herein, and that such Party has not executed or authorized the execution of this Agreement in reliance upon any such promise, representation or warranty not contained herein.

6.6 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by any applicable law or public policy, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable so long as the legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any Party, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	Executive Vice President and Chief Financial Officer

PRC NEWCO INC

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	Chief Financial Officer

PRC NEWCO II INC

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	Chief Financial Officer

PERMIAN RESOURCES OPERATING, LLC

By:	/s/ Guy Oliphint
Name:	Guy Oliphint
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Share Surrender and Unit Exchange Agreement

[See attached.]

SHARE SURRENDER AND UNIT EXCHANGE AGREEMENT

THIS SHARE SURRENDER AND UNIT EXCHANGE AGREEMENT (this “Agreement”), dated as of [•], 2026 (the “Effective Date”), is made among the members set forth on the signature pages hereto (each an “Electing Holder” and collectively the “Electing Holders”), PRC NewCo Inc, a Delaware corporation (“New PubCo”), and Permian Resources Corporation, a Delaware corporation (“Old PubCo”).

RECITALS

A. Each Electing Holder of Permian Resources Operating, LLC, a Delaware limited liability company (“OpCo”), holds the number of common units of OpCo (the “OpCo Units”) and corresponding number of shares of Class C common stock, par value $0.0001 per share, of Old PubCo (“Old PubCo Class C Shares”) as set forth on Schedule I hereto.

B. The board of directors of Old PubCo and the Audit Committee thereof have determined that it is in the best interests of Old PubCo and its stockholders for New PubCo, a newly formed corporation, to directly and indirectly conduct the business operations of Old PubCo and its subsidiaries as a new public holding company (the “Reorganization”).

C. In order to effectuate the Reorganization, pursuant to that certain Master Reorganization Agreement (the “MRA”), dated as of December 22, 2025, by and among Old PubCo, New PubCo, OpCo and PRC NewCo II Inc, a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub”), among other things, (i) Merger Sub will merge with and into Old PubCo (the “Merger”), with Old PubCo surviving the Merger as a direct, wholly owned subsidiary of New PubCo, and (ii) in the Merger, each then-outstanding share of Class A common stock, par value $0.0001 per share, of Old PubCo will be exchanged for one share of Class A common stock, par value $0.0001 per share, of New PubCo (“New PubCo Class A Shares”), and each then-outstanding Old PubCo Class C Share (after taking into account the Share Surrender (as defined below)) will be exchanged for one share of Class C common stock, par value $0.0001 per share, of New PubCo (“New PubCo Class C Shares”).

D. In connection with the Reorganization, the Electing Holders desire to: (i) immediately prior to the Effective Time (as defined in the MRA, the “Merger Effective Time”), voluntarily surrender all of their Old PubCo Class C Shares for no value (the “Share Surrender”), which Old PubCo Class C Shares will be subsequently cancelled as of immediately prior to the Merger Effective Time and will not be exchanged for New PubCo Class C Shares in the Merger; and (ii) immediately after the Merger Effective Time, exchange all of their OpCo Units for newly issued New PubCo Class A Shares on a one-for-one basis (the “Unit Exchange”).

E. As a condition to New PubCo’s willingness to effectuate the Unit Exchange, each Electing Holder has agreed to enter into a Lock-Up Agreement, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), as of the Effective Date, pursuant to which such Electing Holder will agree not to sell the New PubCo Class A Shares it received in the Unit Exchange for 365 days from the date of the Reorganization, subject to certain limited exceptions.

NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants, and agreements of the parties contained in this Agreement, together with other good and valuable consideration, the receipt and sufficiency of which is acknowledged by this Agreement, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

1. The Share Surrender. Effective immediately prior to the Merger Effective Time, the Electing Holders hereby irrevocably surrender all of their Old PubCo Class C Shares (the “Surrendered Shares”) to Old PubCo, and Old PubCo hereby accepts such surrender and cancels all of such Surrendered Shares effective as of immediately prior to the Merger Effective Time.

2. The Unit Exchange. Effective immediately after the Merger Effective Time, each Electing Holder hereby contributes, transfers, assigns and conveys all of its OpCo Units (the “Exchanged Units”) to New PubCo, and New PubCo hereby accepts such Exchanged Units, in exchange for the issuance by New PubCo to such Electing Holder of the number of New PubCo Class A Shares set forth opposite such Electing Holder’s name on Schedule II hereto.

3. Intended Tax Treatment. The parties hereto acknowledge and agree that, for U.S. federal (and applicable state and local) income tax purposes, the Unit Exchange, taken together with the Merger, is intended to be treated as a transaction described in Section 351 of the Code.

4. Representations and Warranties. By executing this Agreement, each Electing Holder represents and warrants as follows:

a.

Such Electing Holder has good and valid title to and is the record owner of the Surrendered Shares and Exchanged Units free and clear of any liens. Such Electing Holder has the exclusive right, power and authority to transfer or surrender the Surrendered Shares and Exchanged Units.

b.

Such Electing Holder has the right, power, authority and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by such Electing Holder and constitutes such Electing Holder’s valid and binding obligation, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

c.

Such Electing Holder has had the opportunity to consult with its own legal, tax and other advisors with respect to the legal, tax and other consequences to it of the transactions contemplated by this Agreement (including, but not limited to, the Share Surrender and the Unit Exchange and the acquisition and ownership of New PubCo Class A Shares issued to such Electing Holder in the Unit

Exchange), and such Electing Holder is relying solely upon the advice of such advisors in evaluating such consequences.

d.

Such Electing Holder does not have any current plan or intention, agreement, arrangement, or understanding, and has not engaged in any material negotiations, related to (i) selling, exchanging, hedging, constructively selling or otherwise disposing of the New PubCo Class A Shares to be received by the Electing Holder in the Unit Exchange, (ii) releasing or waiving of any of the restrictions set forth in the Lock-Up Agreement, or (iii) allowing any person other than such Electing Holder to exercise control over the voting of the New PubCo Class A Shares to be received by such Electing Holder in the Unit Exchange. Such Electing Holder understands that having any such current plan or intention, agreement, arrangement, or understanding, or having engaged in any such material negotiations, related to (i) through (iii) above may adversely affect the intended U.S. income tax treatment of the Unit Exchange.

5. Additional Actions. The Electing Holders and New PubCo shall execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform this Agreement and the transactions contemplated by this Agreement.

6. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of Delaware, without regard to principles of conflicts of law.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by fax or a scan by e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Agreement have signed and delivered this Agreement as of the Effective Date.

ELECTING HOLDER:

(Print Name)

Signature

If executed by Authorized Person, by:

(Print Name)

Title

Signature Page to Share Surrender and Unit Exchange Agreement

NEW PUBCO:

PRC NEWCO INC

By:
Name:
Title:

OLD PUBCO:

PERMIAN RESOURCES CORPORATION

By:
Name:
Title:

Exhibit A-0

EXHIBIT B

Form of Certificate of Merger

[See attached.]

Exhibit B-1

CERTIFICATE OF MERGER

merging

PRC NEWCO II INC

(a Delaware corporation)

with and into

PERMIAN RESOURCES CORPORATION

(a Delaware corporation)

[•]

Pursuant to the provisions of Title 8, Section 251(c) of the Delaware General Corporation Law (as amended from time to time, the “DGCL”), Permian Resources Corporation, a Delaware corporation (the “Company”), in connection with the merger of PRC NewCo II Inc, a Delaware corporation (“Merger Sub” and, together with the Company, the “Constituent Entities”), with and into the Company (the “Merger”), hereby submits this Certificate of Merger for filing and certifies as follows:

1. The name, jurisdiction of incorporation and type of entity of each of the business entities that are to merge are as follows:

Name	State of Incorporation	Type of Business Entity
PRC NewCo II Inc	Delaware	Corporation
Permian Resources Corporation	Delaware	Corporation

2. An Agreement and Plan of Merger (the “Agreement and Plan of Merger”), providing for the merger of Merger Sub with and into the Company, with the Company to continue in existence following such merger as the sole surviving entity (the “Surviving Entity”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the laws of the state of Delaware.

3. The name of the Surviving Entity shall be “Permian Resources Holdings Inc.”

4. Upon the effectiveness of the Merger in accordance with Sections 251(c) and 103 of the DGCL (the “Effective Time”), the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as set forth on Exhibit A attached hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Entity at (and with effect from and after) the Effective Time until further amended pursuant to the DGCL.

5. The Merger shall become effective at 10:00 a.m., Central Standard Time, on [•].

6. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Entity at the following address: 300 N. Marienfeld St., Suite 1000, Midland, Texas 79701.

Exhibit B-2

7. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any stockholder of either of the Constituent Entities.

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be executed on its behalf as of the date first written above.

PERMIAN RESOURCES CORPORATION

By:
Name:	John Bell
Title:	Executive Vice President and General
Counsel

Exhibit B-3

EXHIBIT C

Amended and Restated Certificate of Incorporation of PRC NewCo Inc

[See attached.]

Exhibit C-1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PERMIAN RESOURCES CORPORATION

[•]

Permian Resources Corporation (f/k/a PRC NewCo Inc), a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Permian Resources Corporation”.

2. The original Certificate of Incorporation of the Corporation (f/k/a PRC NewCo Inc) was filed with the Secretary of State of the State of Delaware on December 18, 2025 (the “Original Certificate”).

3. This Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”), which amends and restates the Original Certificate in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and by the written consent of the stockholders in accordance with Section 228 of the DGCL.

4. This Amended and Restated Certificate shall become effective upon filing with the Secretary of State of the State of Delaware.

5. The text of the Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Permian Resources Corporation.

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 1,501,000,000 shares, consisting of (a) 1,500,000,000 shares of common stock (the “Common Stock”), consisting of (i) 1,000,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 500,000,000 shares of Class C Common Stock (the “Class C Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Exhibit C-2

Section 4.2 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class C Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class C Common Stock.

(i) Permitted Owners. Shares of Class C Common Stock may be issued only to, and registered in the name of, the Permitted Class C Owners (as defined below). As used in this Amended and Restated Certificate, (i) “Permitted Class C Owners” means the “Members” as defined in the LLC Agreement (as defined below) and (ii) “Common Unit” means a membership interest in Permian Resources Operating, LLC (formerly known as Centennial Resource Production, LLC), a Delaware limited liability company or any successor entities thereto (the “LLC”), authorized and issued under its Eighth Amended and Restated Limited Liability Company Agreement, dated as of [•], 2026, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement”), and constituting a “Common Unit” as defined in the LLC Agreement as in effect as of the effective time of this Amended and Restated Certificate.

(ii) Voting. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class C Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class C Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Amended and Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class C Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class C Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class C Common Stock

Exhibit C-3

having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class C Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand, or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class C Common Stock shall, to the extent required by law, be given to those holders of Class C Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class C Common Stock to take the action were delivered to the Corporation.

(iii) Dividends. Notwithstanding anything to the contrary in this Amended and Restated Certificate, other than as set forth in Section 4.3(d), dividends shall not be declared or paid on the Class C Common Stock.

(iv) Transfer of Class C Common Stock.

(1) A Permitted Class C Owner may surrender shares of Class C Common Stock to the Corporation for no consideration at any time. Following the surrender of any shares of Class C Common Stock to the Corporation, the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(2) A Permitted Class C Owner may transfer shares of Class C Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the LLC Agreement. The transfer restrictions described in this Section 4.3(b)(iv)(2) are referred to as the “Restrictions.”

(3) Any purported transfer of shares of Class C Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class C Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class C Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent (the “Transfer Agent”).

(4) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares, and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(5) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.3(b)(iv) for determining whether any transfer or acquisition of shares of Class C Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.3(b)(iv). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class C Common Stock.

(6) The Board shall have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any shares of Class C Common Stock in violation thereof.

Exhibit C-4

(v) Issuance of Class A Common Stock Upon Redemption; Cancellation of Class C Common Stock.

(1) To the extent that any Permitted Class C Owner exercises its rights pursuant to the LLC Agreement to have its Common Units redeemed by the LLC in accordance with the LLC Agreement, then simultaneous with the payment of the consideration due under the LLC Agreement to such Permitted Class C Owner, the Corporation shall cancel for no consideration a number of shares of Class C Common Stock registered in the name of the redeeming or exchanging Permitted Class C Owner equal to the number of Common Units held by such Permitted Class C Owner that are redeemed or exchanged in such redemption or exchange transaction. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the Common Units for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the LLC Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption of Common Units pursuant to the LLC Agreement by delivering to the holder of Common Units upon such redemption cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the LLC Agreement. All shares of Class A Common Stock that shall be issued upon any such redemption will, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and nonassessable.

(2) Notwithstanding the Restrictions, (A) in the event that an outstanding share of Class C Common Stock shall cease to be held by a registered holder of Common Units, such share of Class C Common Stock shall automatically and without further action on the part of the Corporation or any Permitted Class C Owner be cancelled for no consideration, and the Corporation will take all actions necessary to retire such share and such share shall not be re-issued by the Corporation, (B) in the event that one or more of the Common Units held by a Permitted Class C Owner ceases to be held by such holder (other than as a result of a transfer of one or more Common Units together with an equal number of shares of Class C Common Stock as permitted by the LLC Agreement), a corresponding number of shares of Class C Common Stock registered in the name of such holder shall automatically and without further action on the part of the Corporation or such holder be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation and (C) in the event that no Permitted Class C Owner owns any Common Units that are redeemable pursuant to the LLC Agreement, then all shares of Class C Common Stock will be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

(vi) Restrictive Legend. All certificates or book entries representing shares of Class C Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE][BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PERMIAN RESOURCES CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(vii) Amendment. At any time when there are no longer any shares of Class C Common Stock outstanding, this Amended and Restated Certificate automatically shall be deemed amended to delete this Section 4.3(b).

(viii) Liquidation, Dissolution or Winding Up of the Corporation. The holders of Class C Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock (other than holders of shares of Class C Common Stock) shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the

Exhibit C-5

Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Class A Common Stock and Class C Common Stock. In no event shall the shares of either Class A Common Stock or Class C Common Stock be split, divided, or combined (including by way of stock dividend) unless the outstanding shares of the other class shall be proportionately split, divided or combined.

(e) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock (other than holders of shares of Class C Common Stock) shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock (other than shares of Class C Common Stock) held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, shall be fixed from time to time in the manner provided in the Bylaws.

(b) Subject to the other provisions of this paragraph and Section 5.5, all directors shall be elected annually, and at each annual meeting of stockholders, each director shall be elected for a term of office to expire at the next annual meeting of stockholders after such director’s election.

(c) Subject to Section 5.5, a director shall hold office until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

(e) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at all duly called or convened meetings of stockholders, at which a quorum is present, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with any abstentions or broker non-votes not counted as a vote cast either for or against that nominee’s election); provided, however, that a plurality of the votes cast shall be sufficient to elect a director at any duly called or convened meeting of stockholders, at which a quorum is present, if the Secretary of the

Exhibit C-6

Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the annual meeting of stockholders for the year in which his or her term expires and such director’s successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4 Removal. Subject to Section 5.5, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation).

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS;

ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Exhibit C-7

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director and Officer Liability. A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence, or the adoption of any provision of this Amended and Restated Certificate inconsistent with this Section 8.1, shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL is amended after approval by the stockholders of this Amended and Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Exhibit C-8

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X

AMENDMENT OF THIS AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

ARTICLE XI

EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Amended and Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name

Exhibit C-9

of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

By:
Name:	John C. Bell
Title:	Executive Vice President and General Counsel

Exhibit C-10

EXHIBIT D

Amended and Restated Bylaws of PRC NewCo Inc

[See attached.]

Exhibit D-1

AMENDED AND RESTATED BYLAWS

OF

PERMIAN RESOURCES CORPORATION

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock and to the requirement of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3 Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of

Exhibit D-2

all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

Exhibit D-3

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all duly called or convened meetings of stockholders, at which a quorum is present, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with any abstentions or broker non-votes not counted as a vote cast either for or against that nominee’s election); provided, however, that a plurality of the votes cast shall be sufficient to elect a director at any duly called or convened meeting of stockholders, at which a quorum is present, if the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance

Exhibit D-4

with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has

Exhibit D-5

been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Consents in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation, until the corporation consummates an initial public offering (“Offering”), any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action

Exhibit D-6

at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and the DGCL to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2 Number. The number of directors shall be fixed from time to time by resolution of the Board.

Section 3.3 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.3 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.3.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.3.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the

Exhibit D-7

nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially or of record by the person, (D) a statement whether the person, if elected, intends to tender, promptly following the person’s election or re-election, an irrevocable resignation that will become effective in respect of subsequent elections upon the occurrence of both (1) the person’s failure to receive the required vote for re-election at the next meeting at which the person would face re-election and (2) acceptance of such resignation by the Board, and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.3 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.3, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.3, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.3, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.4 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Exhibit D-8

ARTICLE IV

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.

Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4 Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Exhibit D-9

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Company (other than through

Exhibit D-10

participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(iii) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(g) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified or until their earlier

Exhibit D-11

death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the

Exhibit D-12

amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner

Exhibit D-13

of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such

Exhibit D-14

Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4 Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided, however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 65% of the voting power of all outstanding shares of capital stock of the Corporation.

Exhibit D-15

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9 Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Exhibit D-16

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

Exhibit D-17

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in

Exhibit D-18

person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such

Exhibit D-19

consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting (except as otherwise provided in Section 8.7) power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Exhibit D-20